EXHIBIT 3.86

Global Crossing Australia Pty Limited

[insert ASH or ACN]

A company limited by shares

Constitution

Preliminary

1.1 Definitions and interpretation

(a) In this constitution: Act means the Corporations Act 2001; Commonwealth means the Commonwealth of Australia and its external territories; representative, in relation to a body corporate, means a representative of the body corporate appointed under section 250D of the Act or a corresponding previous law; seal means any common seal, duplicate seal, share seal or certificate seal of the company; and transmission event means:

(1) in respect of a member who is an individual:

(A) the death of the member;

(B) the bankruptcy of the member; or

(C) the member becoming of unsound mind or a person who is, or whose estate is, liable to be dealt with in any way under the law relating to mental health; and

(2) in respect of a member who is a body corporate, the dissolution of the member or the succession by another body corporate to the assets and liabilities of the member.

(b) A reference in a rule to a partly paid share is a reference to a share on which there is an amount unpaid.

(c) A reference in a rule relating to partly paid shares to a call or an amount called in respect of a share includes a reference to a sum that, by the terms of issue of a share, becomes payable on issue or at a fixed date.

(d) A member is to be taken to be present at a general meeting if the member is present in person or by proxy, attorney or representative.

(e) A director is to be taken to be present at a meeting of directors if the director is present in person or by alternate director.

(f) Where a rule establishes an office of chairperson, the chairperson may be referred to as chair or as chairman or chairwoman, as the case requires.

(g) A reference in a rule in general terms to a person holding or occupying a particular office or position includes a reference to any person who occupies or performs the duties of that office or position for the time being.

(h) Unless the contrary intention appears in this constitution:

(I) words importing the singular include the plural and words importing the plural include the singular;

(2) words importing a gender include every other gender;

(3) words used to denote persons generally or importing a natural person include any company, corporation, body corporate, body politic, partnership, joint venture, association, board, group or other body (whether or not the body is incorporated);

(4) a reference to a person includes that person’s successors and legal personal representatives;

(5) a reference to a statute, regulation, proclamation, ordinance or by-law includes all statutes, regulations, proclamations, ordinances or by-laws amending, consolidating or replacing it, whether passed by the same or another government agency with legal power to do so, and a reference to a statute includes all regulations, proclamations, ordinances and by-laws issued under that statute; and

(6) where a word or phrase is given a particular meaning, other parts of speech and grammatical forms of that word or phrase have corresponding meanings.

(i) In this constitution headings and bold type are for convenience only and do not affect its interpretation.

1.2 Application of the Act

(a) This constitution is to be interpreted subject to the Act. However, the rules that apply as replaceable rules to companies under the Act do not apply to the company.

(b) Unless the contrary intention appears, an expression in a rule that deals with a matter dealt with by a provision of the Act has the same meaning as in that provision of the Act.

(c) Subject to rule 1.2(b), unless the contrary intention appears, an expression in a rule that is defined for the purposes of the Act has the same meaning as in the Act.

1.3 Exercise of powers

(a) The company may, in any manner permitted by the Act:

(1) exercise any power;

(2)take any action; or

(3) engage in any conduct or procedure, which under the Act a company limited by shares may exercise, take or engage in if authorised by its constitution.

(b) Where this constitution provides that a person or body may do a particular act or thing and the word “may” is used, the act or thing may be done at the discretion of the person or body.

(c) Where this constitution confers a power to do a particular act or thing, the power is, unless the contrary intention appears, to be taken as including a power exercisable in the like manner and subject to the like conditions (if any) to repeal, rescind, revoke, amend or vary that act or thing.

(d) Where this constitution confers a power to do a particular act or thing with respect to particular matters, the power is, unless the contrary intention appears, to be taken to include a power to do that act or thing with respect to some only of those matters or with respect to a particular class or particular classes of those matters and to make different provision with respect to different matters or different classes of matters.

(e) Where this constitution confers a power to make appointments to any office or position, the power is, unless the contrary intention appears, to be taken to include a power:

(I) to appoint a person to act in the office or position until a person is appointed to the office or position;

(2) subject to any contract between the company and the relevant person, to remove or suspend any person appointed, with or without cause; and

(3) to appoint another person temporarily in the place of any person so removed or suspended or in place of any sick or absent holder of such office or position.

(f) Where this constitution confers a power or imposes a duty then, unless the contrary intention appears, the power may be exercised and the duty must be performed from time to time as the occasion requires.

(g) Where this constitution confers a power or imposes a duty on the holder of an office as such then, unless the contrary intention appears, the power may be exercised and the duty must be performed by the holder for the time being of the office.

(h) Where this constitution confers power on a person or body to delegate a function or power:

(I) the delegation may be concurrent with, or to the exclusion of, the performance or exercise of that function or power by the person or body;

(2) the delegation may be either general or limited in any manner provided in the terms of delegation;

(3) the delegation need not be to a specified person but may be to any person from time to time holding, occupying or performing the duties of, a specified office or position;

(4) the delegation may include the power to delegate;

(5) where the performance or exercise of that function or power is dependent upon the opinion, belief or state of mind of that person or body in relation to a matter, that function or power may be performed or exercised by the delegate upon the opinion, belief or state ofmind of the delegate in relation to that matter; and

(6) the function or power so delegated, when performed or exercised by the delegate, is to be taken to have been performed or exercised by the person or body.

1.4 Currency

An amount payable to the holder of a share, whether by way of or on account of dividend, return of capital, participation in the property of the company on a winding up or otherwise, may be paid, with the agreement of the holder or pursuant to the terms of issue of the share, in the currency of a country other than Australia and the directors may fix a date up to 30 days before the payment date as the date on which any applicable exchange rate will be determined for that purpose.

1.5 Single member company

If at any time the company has only one member then, unless the contrary intention appears:

(a) a reference in a rule to the “members” is a reference to that member; and

(b)without limiting rule 1.5(a), a rule which confers a power or imposes an obligation on the members to do a particular act or thing confers that power or imposes that obligation on that member;

(c) the company may pass a resolution by the member recording it and signing the record; and

(d) the member must give the company notice in writing of any resolution passed under rule I. 5(c) within 14 days of the passing of that resolution.

1.6 Single director company

If at any time the company has appointed only I director then, unless the contrary intention appears:

(a) a reference in a rule to “the directors” is a reference to that director;

(b) without limiting rule 1.6(a), a rule which confers a power or imposes an obligation on the directors to do a particular act or thing confers that power or imposes that obligation on that director;

(c) the director may pass a resolution by the director recording it and signing the record;

(d) the director must give the company notice in writing of any resolution passed in accordance with rule 1.6(c) within 14 days of passing that resolution; and

(e) rule 7.10 does not apply.

Share capital

2.1 Shares

(a) Without prejudice to any special rights conferred on the holders of any shares or class of shares, the directors may issue or grant options in respect of, or otherwise dispose of, shares to such persons, for such price, on such conditions, at such times and with such preferred, deferred or other special rights or special restrictions, whether with regard to dividend, voting, return of capital, participation in the property of the company on a winding up or otherwise, as the directors think fit.

(b) In particular, the directors may differentiate between the holders of partly paid shares as to the amount of calls to be paid and the time for payment.

2.2 Preference shares

(a) The company may issue preference shares including preference shares which are, or at the option of the company are, liable to be redeemed.

(b) The certificate issued by the company for each preference share must specify or provide for the determination of:

(I) the rate of dividend applicable to the share and the times at which dividends are to be paid;

(2) the amount paid or payable on the issue of the share and, if that amount is not payable on issue, the amount unpaid on the share;

(3) the number of votes that may be exercised by the holder in respect of the share on a poll;

(4) in the case of a redeemable preference share, the time and place for redemption of the share; and

(5) any restrictions on the right to transfer the share.

(c) The dividend payable in respect of a preference share:

(1) may be at a fixed or variable rate;

(2) unless otherwise stated in the certificate for the share, will be taken to accrue from day to day; and

(3) unless otherwise stated in the certificate for the share, is payable in respect of the amount for the time being paid on the preference share.

(d) Each preference share confers on its holder:

(I) the right to payment out of the profits of the company of a cumulative preferential dividend at the rate and at the times specified in, or determined in accordance with, the certificate for the share in priority to the payment of any dividend on any other class of shares; and

(2) the right in a winding up or reduction of capital and, in the case of a redeemable preference share, on redemption to payment in cash in priority to any other class of shares of:

(A) the amount of any dividend accrued but unpaid on the share at the date of winding up or reduction of capital or, in the case of a redeemable preference share, the date of redemption; and

(B) any amount paid on the share.

(e) A preference share does not confer on its holder any right to participate in the profits or property of the company, whether on a winding up, reduction of capital or otherwise, except as set out in rule 2.2(d).

(f) The holder of a preference share has the same right as the holder of an ordinary share to receive notice of and to attend a general meeting and to receive a copy of any documents to be laid before that meeting.

(g) A preference share does not entitle its holder to vote at any general meeting of the company except in the following circumstances:

(I) on a proposal:

(A) to reduce the share capital of the company;

(B) that affects rights attached to the share;

(C) to wind up the company; or

(D) for the disposal of the whole of the property, business and undertaking of the company;

(2) during a period during which a dividend or part of a dividend on the share is in arrears; or

(3) during the winding up of the company.

(h) The holder of a preference share who is entitled to vote in respect of that share under rule 2.2(g) is, on a poll, entitled to the number of votes specified in, or determined in accordance with, the certificate for the share.

(i) In the case of a redeemable preference share, the company must, at the time and place for redemption specified in, or determined in accordance with, the certificate for the share, redeem the share and, on receiving the certificate for the share, pay to or at the direction of the holder the amount payable on redemption of the share.

(j) A holder of a preference share must not transfer or purport to transfer, and the directors must not register a transfer of, the share if the transfer would contravene any restrictions on the right to transfer the share set out in the certificate for the share.

2.3 Joint holders of shares

Where 2 or more persons are registered as the holders of a share they hold it as joint tenants with rights of survivorship subject to the following provisions:

(a) they and their respective legal personal representatives are liable severally as well as jointly for all payments, including calls, which ought to be made in respect of the share;

(b) subject to rule 2.3(a), on the death of any 1 of them the survivor or survivors are the only person or persons the company will recognise as having any title to the share;

(c) any 1 of them may give effectual receipts for any dividend, interest or other distribution or payment in respect of the share;

(d) except in the case of persons jointly entitled to be registered as the holders of a share under rule S.4(e), the company is not bound to register more than 3 persons as joint holders of the share;

(e) the company is not bound to issue more than 1 certificate in respect of the share; and

(f) delivery of a certificate for the share to any 1 of them is sufficient delivery to all of them.

2.4 Equitable and other claims

(a) Except as otherwise required by law or provided by this constitution, the company is entitled to treat the registered holder of a share as the absolute owner of that share and is not:

(1) compelled in any way to recognise a person as holding a share upon any trust, even if the company has notice of that trust; or

(2) compelled in any way to recognise, or bound by, any equitable, contingent, future or partial claim to or interest in a share on the part of any other person except an absolute right of ownership in the registered holder, even if the company has notice of that claim or interest

(b) With the consent of the directors, shares held by a trustee may be marked in the register in such a way as to identify them as being held subject to the relevant oust.

(c) Nothing in rule 2.4(b) limits the operation of rule 2.4(a).

Calls, forfeiture, indemnities, lien and surrender

3.1 Calls

(a) Subject to this constitution and to the terms upon which any shares may be issued, the directors may make calls upon the members in respect of any money unpaid on their shares which is not by the terms of issue of those shares made payable at fixed times.

(b) A call may be required by the directors to be paid by instalments.

(c) Upon receiving at least 14 days’ notice specifying the time and place of payment, each member must pay to the company by the time and at the place so specified the amount called on the member’s shares.

(d) A call is to be taken as having been made when the resolution of the directors authorising the call was passed.

(e) The directors may revoke or postpone a call or extend the time for payment.

(f) The non-receipt of a notice of a call by, or the accidental omission to give notice of a call to, any member does not invalidate the call.

(g) If a sum called in respect of a share is not paid in full by the day appointed for payment of the sum, the person from whom the sum is due must pay:

(1) interest on so much of the sum as is unpaid from time to time, from the date appointed for payment of the sum to the date of actual payment, at a rate determined under rule 3.9; and

(2) any costs, expenses or damages incurred by the company in relation to the non-payment or late payment of the sum.

(h) Any sum unpaid on a share that, by the terms of issue of the share, becomes payable on issue or at a fixed date:

(I) is to be treated for the purposes of this constitution as if that sum was payable pursuant to a call duly made and notified; and

(2) must be paid on the date on which it is payable under the terms of issue of the share.

(i) The directors may, to the extent permitted by law, waive or compromise all or any part of any payment due to the company under the terms of issue of a share or under this rule 3.1.

3.2 Proceedings for recovery of calls

(a) In an action or other proceedings for the recovery of a call, or interest or costs or expenses incurred in relation to the non-payment or late payment of a call, proof that:

(I) the name of the defendant is entered in the register as the holder or I of the holders of the share in respect of which the call is claimed;

(2) the resolution making the call is recorded in the minute book; and

(3) notice of the call was given to the defendant in accordance with this constitution, is conclusive evidence of the debt and it is not necessary to prove the appointment of the directors who made the call or any other matter.

(b) In rule 3.2(a), “defendant” includes a person against whom a set-off or counter-claim is alleged by the company and “action or other proceedings for the recovery of a call” is to be construed accordingly.

3.3 Payments in advance of calls

(a) The directors may accept from a member the whole or a part of the amount unpaid on a share although no part of that amount has been called.

(b) The directors may authorise payment by the company of interest upon the whole or any part of an amount accepted under rule 3.3(a), until the amount becomes payable, at a rate agreed between the directors and the member paying the amount.

(c) The directors may repay to a member all or any of the amount accepted under rule 3.3(a).

3.4 Forfeiture of partly paid shares

(a) If a member fails to pay the whole of a call or instalment of a call by the time appointed for payment of the call or instalment, the directors may serve a notice on that member:

(I) requiring payment of so much of the call or instalment as is unpaid, together with any interest that has accrued and all costs, expenses or damages that may have been incurred by the company by reason of the non-payment or late payment of the call or instalment;

(2) naming a further day (at least 14 days after the date of service of the notice) by which, and a place at which, the amount payable under rule 3.4(a)(I) is to be paid; and

(3) stating that, in the event of non-payment of the whole of the amount payable under rule 3.4(a)(I) by the time and at the place named, the shares in respect of which the call was made will be liable to be forfeited.

(b) If the requirements of a notice served under rule 3.4(a) are not complied with, the directors may by resolution forfeit any share in respect of which the notice was given at any time after the day named in the notice and before the payment required by the notice is made.

(c) A forfeiture under rule 3 .4(b) will include all dividends, interest and other money payable by the company in respect of the forfeited share and not actually paid before the forfeiture.

(d) Where a share has been forfeited:

(J) notice of the resolution must be given to the member in whose name the share stood immediately before the forfeiture; and

(2) an entry of the forfeiture, with the date, must be made in the register of members.

(e) Failure to give the notice or to make the entry required under rule 3.4(d) does not invalidate the forfeiture.

(f) A forfeited share becomes the property of the company and the directors may sell, reissue or otherwise dispose of the share in such manner as they think fit and, in the case of reissue or other disposal, with or without any money paid on the share by any former holder being credited as paid up.

(g) A person whose shares have been forfeited ceases to be a member in respect of the forfeited shares, but remains liable to pay, and must immediately pay, to the company:

(J) all calls, instalments, interest, costs, expenses and damages owing in respect of the shares at the time of the forfeiture; and

(2) interest on so much of the amount payable under rule 3.4(g)(J) as is unpaid from time to time, from the date of the forfeiture to the date of actual payment, at a rate determined under rule 3.9.

(h) Except as otherwise provided by this constitution, the forfeiture of a share extinguishes all interest in, and all claims and demands against the company in respect of, the forfeited share and all other rights incident to the share.

(i) The directors may:

(1) exempt a share from all or any part of this rule 3.4;

(2) waive or compromise all or any part of any payment due to the company under this rule 3.4; and

(3) before a forfeited share has been sold, reissued or otherwise disposed of, annul the forfeiture upon such conditions as they think fit.

3.5 Indemnity for payments by the company

lf the company becomes liable under any law to make any payment:

(a) in respect of shares held solely or jointly by a member;

(b) in respect of a transfer or transmission of shares by a member;

(c) in respect of dividends, bonuses or other money due or payable or which may become due and payable to a member; or

(d) otherwise for or on account of or in respect of a member, whether as a consequence of:

(e) the death of that member;

(1) the non-payment of any income tax, capital gains tax, wealth tax or other tax by that member or the legal personal representative of that member;

(g) the non-payment of any estate, probate, succession, death, stamp or other duty by that member or the legal personal representative of that member; or

(h) any other act or thing, then, in addition to any right or remedy that law may confer on the company:

(i) the member or, if the member is dead, the member’s legal personal representative must:

(I) fully indemnify the company against that liability;

(2) reimburse the company for any payment made under or as a consequence of that law immediately on demand by the company; and

(3) pay interest on so much of the amount payable to the company under rule 3. 5(i)(2) as is unpaid from time to time, from the date the company makes a payment under that law until the date the company is reimbursed in full for that payment under rule 3.5(i)(2), at a rate determined under rule 3.9;

(j) the company has a lien upon all dividends, interest and other money payable in respect of the shares held solely or jointly by that member or that member’s legal personal representative for all money payable to the company under this rule 3.5;

(k) the company may refuse to register a transfer of any shares by or to that member or that member’s legal personal representative until all money payable to the company under this rule 3.5 has been paid; and

(I) the directors may:

(1) exempt a share from all or any part of this rule 3.5; and

(2) waive or compromise all or any part of any payment due to the company under this rule 3.5.

3.6 Lien on shares

(a) The company has a first and paramount lien on:

(1) each partly paid share for all money (whether presently payable or not) called or otherwise due under this constitution in respect of that share; and

(2) all shares registered in the name of a sole holder for all money presently payable by the holder or the holder’s estate to the company, including any money payable under rule 3.5.

(b) The company’s lien on a share extends to all dividends payable in respect of the share and to the proceeds of sale of the share.

(c) The directors may sell any share on which the company has a lien in such manner as they think fit where:

(I) an amount in respect of which a lien exists under this rule 3.6 is presently payable; and

(2) the company has, not less than 14 days before the date of the sale, given to the registered holder of the share a notice in writing setting out, and demanding payment of, such amount in respect of which the lien exists as is presently payable.

(d) Registration by the company of a transfer of shares on which the company has a lien without giving to the transferee notice of its claim releases the company’s lien in so far as it relates to sums owing by the transferor or any predecessor in title.

(e) The directors may:

(I) exempt a share from all or any part of this rule 3.6; and

(2) waive or compromise all or any part of any payment due to the company under this rule 3.6.

3.7 Surrender of shares

(a) The directors may accept a surrender of a share by way of compromise of any claim as to whether or not that share has been validly issued or in any other case where the surrender is within the powers of the company.

(b) Any share so surrendered may be sold, reissued or otherwise disposed in the same manner as a forfeited share.

3.8 General provIsions applicable to a disposal of shares under this constitution

(a) A reference in this rule 3.8 to a disposal of shares under this constitution is a reference to:

(1) any sale, reissue or other disposal of a forfeited share under rule 3.4(f) or a surrendered share under rule 3.7; and

(2) any sale of a share on which the company has a lien under rule 3.6(c).

(b) Where any shares are disposed of under this constitution, the directors may:

(J) receive the purchase money or consideration given for the shares on the disposal;

(2) effect a transfer of the shares and execute, or appoint a person to execute, on behalf of the former holder an instrument of transfer of the shares or any other instrument for the purpose of giving effect to the disposal; and

(3) register as the holder of the shares the person to whom the shares have been disposed of.

(c) A person to whom shares are disposed of under this constitution is not bound to see to the regularity or validity of, or to the application of the purchase money or consideration on, the disposal and the title of that person to the shares is not affected by any irregularity or invalidity in the forfeiture or surrender of the shares or the exercise of the company’s lien on the shares (as the case may be).

(d) The remedy of any person aggrieved by a disposal of shares under this constitution is limited to damages only and is against the company exclusively.

(e) The proceeds of a disposal of shares under this constitution must be applied in the payment of:

(1) first, the expenses of the disposal;

(2) second, all money presently payable by the former holder whose shares have been disposed of;

(3) and the balance (if any) must be paid (subject to any lien that exists under rule 3.6 in respect of money not presently payable) to the former holder, on the former holder delivering to the company the certificate for the shares that have been disposed of or such other proof oftitle as the directors may accept.

(f) A statement in writing signed by a director or secretary of the company to the effect that a share in the company has been:

(1) duly forfeited under rule 3.4(b);

(2) duly sold, reissued or otherwise disposed of under rule 3.4(f) or rule 3.7; or

(3) duly sold under rule 3.6(c), on a date stated in the statement is conclusive evidence of the facts stated in the statement as against all persons claiming to be entitled to the share and of the right of the company to forfeit, sell, reissue or otherwise dispose of the share.

3.9 Interest payable by member

(a) For the purposes of rules 3.1(g)(l), 3.4(g)(2) and 3.5(i)(3), the rate of interest payable to the company is:

(1) if the directors have fixed a rate, the rate so fixed; or

(2) in any other case, 8% per annum.

(b) Interest payable under rules 3.1(g)(I), 3.4(g)(2) and 3.5(i)(3) accrues daily and may be capitalised monthly or at such other intervals as the directors think fit.

Distribution of profits

4.1 Dividends

(a) The directors may pay any interim and final dividends as, in their judgment, the financial position of the company justifies.

(b) The directors may pay any dividend required to be paid under the terms of issue of a share.

(c) The payment of a dividend does not require any confirmation by a general meeting.

(d) Subject to any rights or restrictions attached to any shares or class of shares:

(I) all dividends in respect of shares must be paid in proportion to the number of shares held by a member but where shares are partly paid all dividends must be apportioned and paid proportionately to the amounts paid or credited on the partly paid shares;

(2) all dividends must be apportioned and paid proportionately to the amounts so paid or credited during any portion or portions of the period in respect of which the dividend is paid;

(3) for the purposes of rules 4.l(d)(I) and 4. I (d)(2), an amount paid or credited as paid on a share in advance of a call is to be ignored; and

(4) interest is not payable by the company in respect of any dividend.

(e) The directors may fix a record date in respect of a dividend, with or without suspending the registration of transfers from that date under rule 5.3.

(f) A dividend in respect of a share must be paid to the person who is registered, or entitled under rule 5. I (c) to be registered, as the holder of the share:

(1) where the directors have fixed a record date in respect of the dividend, on that date; or

(2) where the directors have not fixed a record date in respect of that dividend, on the date fixed for payment of the dividend, and a transfer of a share that is not registered, or left with the company for registration in accordance with rule S.1(b), on or before that date is not effective, as against the company, to pass any right to the dividend.

(g) The directors when determining a dividend is payable may:

(I) direct payment of the dividend wholly or partly by the distribution of specific assets, including paid-up shares or other securities of the company or of another body corporate, either generally or to specific shareholders; and

(2) direct that the dividend be paid to particular shareholders wholly or partly out of any particular fund or reserve or out of profits derived from any particular source and to the remaining shareholders wholly or partly out of any other particular fund or reserve or out of profits derived from any other particular source or generally.

(h) The directors may deduct from any dividend payable to a member all sums of money presently payable by the member to the company and apply the amount deducted in or towards satisfaction of the money owing.

(i) Where a person is entitled to a share as a result of a transmission event, the directors may, but are not obliged to, retain any dividends payable in respect of that share until that person becomes registered as the holder of the share or transfers it.

(j) Without prejudice to any other method of payment the directors may adopt, any dividend, interest or other money payable in cash in respect of shares may be paid by cheque and sent by post:

(I) to the address of the holder as shown in the register of members, or in the case of joint holders, to the address shown in the register of members as the address of the joint holder first named in that register; or

(2) to such other address as the holder or joint holders in writing directs or direct.

(k) A cheque sent under rule 4.1(j) may be made payable to bearer or to the order of the member to whom it is sent or such other person as the member may direct and is sent at the member’s risk.

4.2 Capitalisation of profits

(a) Subject to any rights or restrictions attached to any shares or class of shares, the directors may capitalise and distribute among such of the members as would be entitled to receive dividends and in the same proportions, any amount:

(I) forming part of the undivided profits of the company;

(2) representing profits arising from an ascertained accretion to capital or from a revaluation of the assets of the company;

(3) arising from the realisation of any assets of the company; or

(4) otherwise available for distribution as a dividend.

(b) The directors may resolve that all or any part of the capitalised amount is to be applied:

(I) in paying up in full shares in or other securities of the company to be issued to members;

(2) in paying up any amounts unpaid on shares in or other securities of the company held by the members; or

(3) partly as specified in rule 4.2(b)(I) and partly as specified in rule 4.2(b)(2),

and such an application must be accepted by the members entitled to share in the distribution in full satisfaction of their interests in the capitalised amount.

(c) Rules 4.I(e) and 4.1(f) apply, so far as they can and with such changes as are necessary, to a capitalisation of an amount under this rule 4.2 as if references in those rules to a dividend and to the date a dividend is declared were references to a capitalisation of an amount and to the date the directors resolve to capitalise the amount under this rule 4.2.

4.3 Ancillary powers

(a) For the purpose of giving effect to any resolution for the satisfaction of a dividend in the manner set out in rule 4.I(g)(I) or by the capitalisation of any amount under rule 4.2, the directors may:

(I) settle as they think expedient any difficulty that may arise in making the distribution or capitalisation;

(2) fix the value for distribution of any specific assets;

(3) pay cash or issue shares or other securities to any members in order to adjust the rights of all parties;

(4) vest any such specific assets, cash, shares or other securities in any trustee upon such trusts for the persons entitled to the dividend or capitalised amount as may seem expedient to the directors; and

(5) authorise any person to make, on behalf of all the members entitled to any further shares or other securities as a result of the distribution or capitalisation, an agreement with the company or another body corporate providing, as appropriate:

(A) for the issue to them of such further shares or other securities credited as fully paid up; or

(B) for the payment by the company on their behalf of the amounts or any part of the amounts remaining unpaid on their existing shares or other securities by the application of their respective proportions of the sum resolved to be capitalised, and any agreement made under an authority referred to in this rule 4.3(a)(5) is effective and binding on all members concerned.

(b) If the company distributes to members (either generally or to specific members) securities in the company or in another body corporate or trust (whether as a dividend or otherwise and whether or not for value), each of those members appoints the company as his or her agent to do anything needed to give effect to that distribution, including agreeing to become a member of that other body corporate.

4.4 Reserves

(a) Subject to this constitution, the directors may set aside out of the profits of the company such reserves or provisions for such purposes as they think fit.

(b) The directors may appropriate to the profits of the company any amount previously set aside as a reserve or provision.

(c) The setting aside of any amount as a reserve or provision does not require the directors to keep the amount separate from the other assets of the company or prevent the amount being used in the business of the company or being invested in such investments as the directors think fit.

4.5 Carry forward of profits

The directors may carry forward so much of the profits remaining as they consider ought not to be distributed as dividends or capitalised without transferring those profits to a reserve or provision.

Transfer and transmission of shares

5.1 Transfer of shares

(a) Subject to this constitution and to the rights or restrictions attached to any shares or class of shares, a member may transfer all or any of the member’s shares by an instrument in writing in any usual form or in any other form that the directors approve.

(b) An instrument of transfer referred to in rule 5.1(a) must:

(1) be signed by or on behalf of both the transferor and the transferee unless:

(A) the instrument of transfer relates only to fully paid shares and signature by the transferee has been dispensed with by the directors; or

(B) the transfer of the shares is effected by a document which is, or documents which together are, a proper transfer of those shares under the Act;

(2) if required by law to be stamped, be duly stamped;

(3) in the case of a transfer of partly paid shares, be endorsed by, or accompanied by an instrument executed by, the transferee to the effect that the transferee agrees to accept the shares subject to the terms and conditions on which the transferor held them and to become a member and to be bound by the company’s constitution; and

(4) be left for registration at the registered office of the company, or at such other place as the directors determine, accompanied by the certificate for the shares to which it relates (if any) and such other evidence as the directors may require to prove the title of the transferor or the transferor’s right to the shares and to prove the right of the transferee to be registered as the owner of the shares.

(c) Subject to the powers vested in the directors under rule 5.2 and rule 5.3, where the company receives an instrument of transfer in accordance with rule 5. I (b), the company must register the transferee named in the instrument as the holder of the shares to which it relates.

(d) A transferor of shares remains the holder of the shares transferred until the transfer is registered and the name of the transferee is entered in the register of members in respect of the shares.

(e) The company must not charge a fee for the registration of a transfer of shares.

(f) The company may retain any registered instrument of transfer for such period as the directors think fit.

(g) Except in the case of fraud, the company must return any instrument of transfer which the directors decline to register to the person who deposited it with the company.

(h) The directors may, to the extent permitted by law, waive all or any of the requirements of this rule 5.1.

5.2 Power to decline registration of transfers

Subject to rule 5.5 and subject to any special rights conferred on the holders of any shares or class of shares, the directors may, in their absolute discretion, decline to register any transfer of shares.

5.3 Power to suspend registration of transfers

The directors may suspend the registration of transfers at such times and for such periods, not exceeding in total 30 days in any year, as they think fit.

5.4 Transmission of shares

(a) In the case of the death of a member, the only persons the company will recognise as having any title to the member’s shares or any benefits accruing in respect of those shares are:

(I) the legal personal representative of the deceased where the deceased was a sole holder; and

(2) the survivor or survivors where the deceased was a joint holder.

(b) Nothing contained in rule 5.4(a) releases the estate of a deceased member from any liability in respect of a share, whether that share was held by the deceased solely or jointly with other persons.

(c) A person who becomes entitled to a share as a result of a transmission event may, upon producing the certificate for the share and such other evidence as the directors may require to prove that person’s entitlement to the share, elect:

(I) to be registered as the holder of the share by signing and serving on the company a notice in writing stating that election; or

(2) to have some other person nominated by that person registered as the transferee of the share by executing a transfer of the share to that other person.

(d) The rules relating to the right to transfer, and the registration of transfers of, shares apply, so far as they can and with such changes as are necessary, to any transfer under rule 5.4( c )(2) as if the relevant transmission event had not occurred and the transfer were signed by the registered holder of the share.

(e) For the purpose of this constitution, where 2 or more persons are jointly entitled to any share in consequence of a transmission event they will, upon being registered as the holders of the share, be taken to hold the share as joint tenants and rule 2.3 will apply to them.

(f) Notwithstanding rule 5.4(a), the directors may register a transfer of shares signed by a member prior to a transmission event even though the company has notice of the transmission event.

5.5 Transfers and liens

Despite any other provision in this constitution to the contrary:

(a) the directors must not refuse to register any transfer of a share where:

(1) the relevant share is subject to a mortgage, charge, lien, pledge, hypothecation, trust or power as or in effect as security for payment of a monetary obligation or the observance of any other obligation (each a Security Interest); and

(2) the transfer is made in exercise of any of the rights and benefits (including enforcement rights) conferred on the holder of that Security Interest or on any receiver, receiver and manager or attorney appointed under that Security Interest, and the directors must register such a transfer promptly on receiving a request to register the transfer in the form required under this constitution; and

(b) any lien over any share in favour of the company where that share is subject to a Security Interest will rank behind that Security Interest and the company will not be permitted to exercise any rights or benefits in respect of that lien (including, without limitation, a right to sell, transfer or otherwise dispose of the share) for so long as the share remains subject to that Security Interest.

General meetings

6.1 Calling general meetings

(a) The directors may, whenever they think fit, call and arrange to hold a general meeting.

(b) A general meetil)g may be called and arranged to be held only as provided by this rule 6.1 or as provided by sections 249D, 249E, 249F and 249G of the Act.

(c) The directors may change the venue for, postpone or cancel a general meeting unless the meeting is called and arranged to be held by the members or the court under the Act. If a general meeting is called and arranged to be held under section 249D of the Act the directors may not postpone it beyond the date by which section 249D requires it to be held and may not cancel it without the consent of the requisitioning member or members.

6.2 Notice of general meetings

(a) Subject to this constitution and to the rights or restrictions attached to any shares or class of shares, notice of a general meeting must be given within the time limits prescribed by the Act and in the manner authorised by rule 13.1 to each person who is at the date of the notice:

(i) a member;

(2) a director; or

(3) an auditor of the company.

(b) A notice of a general meeting must specify the date, time and place of the meeting and state the general nature of the business to be transacted at the meeting.

(c) A person may waive notice of any general meeting by notice in writing to the company.

(d) The non-receipt of notice of a general meeting or proxy form by, or a failure to give notice of a general meeting or a proxy form to, any person entitled to receive notice of a general meeting under this rule 6.2 does not invalidate any act, matter or thing done or resolution passed at the general meeting if:

(I) the non-receipt or failure occurred by accident or error; or

(2) before or after the meeting, the person:

(A) has waived or waives notice of that meeting under rule 6.2(c); or

(B) has notified or notifies the company of the person’s agreement to that act, matter, thing or resolution by notice in writing to the company.

(e) A person’s attendance at a general meeting:

(I) waives any objection that person may have to a failure to give notice, or the giving of a defective notice, of the meeting unless the person at the beginning of the meeting objects to the holding of the meeting; and

(2) waives any objection that person may have to the consideration of a particular matter at the meeting which is not within the business referred to in the notice of the meeting unless the person objects to considering the matter when it is presented.

6.3 Quorum at general meetings

(a) No business may be transacted at any general meeting, except the election of a chairperson and the adjournment of the meeting, unless a quorum of members is present when the meeting proceeds to business.

(b) A quorum consists of:

(I) if the number of members entitled to vote is 2 or more-2 of those members; or

(2) if only 1 member is entitled to vote -that member, present at the meeting.

(c) If a quorum is not present within 30 minutes after the time appointed for a general meeting:

(I) where the meeting was convened upon the requisition of members, the meeting must be dissolved; or

(2) in any other case:

(A) the meeting stands adjourned to such day, and at such time and place, as the directors determine or, if no determination is made by the directors, to the same day in the next week at the same time and place; and

(B) if, at the adjourned meeting, a quorum is not present within 30 minutes after the time appointed for the meeting, the meeting must be dissolved.

6.4 Chairperson of general meetings

(a) The chairperson of directors must (if present within 15 minutes after the time appointed for the meeting and willing to act) preside as chairperson at each general meeting.

(b) If at a general meeting:

(1) there is no chairperson of directors;

(2) the chairperson of directors is not present within 15 minutes after the time appointed for the meeting; or

(3) the chairperson of directors is present within that time but is not willing to act as chairperson of the meeting, the members present must elect as chairperson of the meeting:

(4) another director who is present and willing to act; or

(5) if no other director willing to act is present at the meeting, a member who is present and willing to act.

6.5 Conduct of general meetings

(a) Any question arising at a general meeting relating to the order of business, procedure or conduct of the meeting must be referred to the chairperson of the meeting, whose decision is final.

(b) The chairperson of a general meeting may, and must if so directed by the meeting, adjourn the meeting from time to time and from place to place, but no business may be transacted at any adjourned meeting other than the business left unfinished at the meeting from which the adjournment took place.

(c) It is not necessary to give any notice of an adjournment or of the business to be transacted at an adjourned meeting.

6.6 Decisions at general meetings

(a) Except in the case of any resolution which as a matter of law requires a special majority, questions arising at a general meeting are to be decided by a majority of votes cast by the members present at the meeting and any such decision is for all purposes a decision of the members.

(b) In the case of an equality of votes upon any proposed resolution:

(1) the chairperson of the meeting will not have a second or casting vote; and

(2) the proposed resolution is to be taken as having been lost.

(c) A resolution put to the vote of a general meeting must be decided on a show of hands unless a poll is demanded before the vote is taken or before or immediately after the declaration of the result of the show of hands:

(I) by the chairperson of the meeting; or

(2) by any member present and having the right to vote on the resolution.

(d) A demand for a poll does not prevent the continuance of a general meeting for the transaction of any business other than the question on which the poll has been demanded.

(e) Unless a poll is duly demanded, a declaration by the chairperson of a general meeting that a resolution has on a show of hands been carried or carried unanimously, or carried by a particular majority, or lost, and an entry to that effect in the book containing the minutes of the proceedings of the company, is conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

(f) If a poll is duly demanded at a general meeting, it will be taken in such manner and (subject to rule 6.6(g» either at once or after an interval or adjournment or otherwise as the chairperson of the meeting directs, and the result of the poll will be the resolution of the meeting at which the poll was demanded.

(g) A poll demanded at a general meeting on the election of a chairperson of the meeting or on a question of adjournment must be taken immediately.

(h) The demand for a poll may be withdrawn.

6.7 Decisions without general meetings

The company may pass a resolution (except a resolution to remove an auditor) without a general meeting being held:

(a) if all of the members entitled to vote on the resolution sign a document containing a statement that they are in favour of a resolution set out in the document; and

(b) otherwise in accordance with the Act.

If a share is held jointly, each of the joint members must sign the document.

6.8 Voting rights

(a) Subject to this constitution and to any rights or restrictions attached to any shares or class of shares, at a general meeting:

(I) on a show of hands, every member present in person or by proxy, attorney or representative has I vote; and

(2) on a poll, every member present has I vote for each share held by the member and in respect of which the member is entitled to vote.

(b) Where a person present at a general meeting represents personally or by proxy, attorney or representative more than I member:

(I) on a show of hands the person is entitled to I vote only despite the number of members the person represents;

(2) that vote will be taken as having been cast for all the members the person represents; and

(3) the person must not exercise that vote in a way which would contravene any directions given to the person in accordance with rule 6.9(f) in any instrument appointing the person as a proxy or attorney.

(c) A joint holder may vote at any meeting in person or by proxy, attorney or representative as if that person was the sole holder. If more than I joint holder tenders a vote, the vote of the holder named first in the register must be accepted to the exclusion of the other or others.

(d) The parent or guardian of an infant member may vote at any general meeting upon such evidence being produced of the relationship or of the appointment of the guardian as the directors may require and any vote so tendered by a parent or guardian of an infant member must be accepted to the exclusion of the vote of the infant member.

(e) A person entitled to a share as a result of a transmission event may vote at any general meeting in respect of that share in the same manner as if that person were the registered holder of the share if, before the meeting, the directors have:

(I) admitted that person’s right to vote at that meeting in respect of the share; or

(2) been satisfied of that person’s right to be registered as the holder of, or to transfer, the share under rule 5.4(c), and any vote so tendered by such a person must be accepted to the exclusion of the vote of the registered holder of the share.

(f) A member is not entitled to vote at a general meeting unless all calls and other sums of money presently payable by that member in respect of shares in the company have been paid.

(g) An objection to the qualification of a person to vote at a general meeting:

(I) must be raised before or at the meeting at which the vote objected to is given or tendered; and

(2) must be referred to the chairperson of the meeting, whose decision is final.

(h) A vote not disallowed by the chairperson of a meeting under rule 6.8(g) is valid for all purposes.

6.9 Representation at general meetings

(a) Subject to this constitution, each member entitled to vote at a meeting of members may vote:

(1) in person or, where a member is a body corporate, by its representative;

(2) by not more than 2 proxies; or

(3) by not more than 2 attorneys.

(b) A proxy, attorney or representative may, but need not, be a member of the company.

(c) A proxy, attorney or representative may be appointed for all general meetings, or for any number of general meetings, or for a particular general meeting.

(d) Unless otherwise provided in the appointment of a proxy, attorney or representative, or in the Act, an appointment will be taken to confer authority:

(I) to agree to a meeting being convened by shorter notice than is required by the Act or by this constitution;

(2) to speak to any proposed resolution on which the proxy, attorney or representative may vote;

(3) to demand or join in demanding a poll on any resolution on which the proxy, attorney or representative may vote;

(4) even though the instrument may refer to specific resolutions and may direct the proxy, attorney or representative how to vote on those resolutions:

(A) to vote on any amendment moved to the proposed resolutions and on any motion that the proposed resolutions not be put or any similar motion;

(B) to vote on any procedural motion, including any motion to elect the chairperson, to vacate the chair or to adjourn the meeting; and

(C) to act generally at the meeting; and

(5) even though the instrument may refer to a specific meeting to be held at a specified time or venue, where the meeting is rescheduled or adjourned to another time or changed to another venue, to attend and vote at the re-scheduled or adjourned meeting or at the new venue.

(e) Where a member appoints 2 proxies or attorneys, the following rules apply:

(I) the appointment is of no effect and a proxy or attorney may not vote unless each proxy or attorney, as the case may be, is appointed to represent a specified proportion of the member’s voting rights;

(2) on a show of hands, neither proxy or attorney may vote; and

(3) on a poll, each proxy or attorney may only exercise the voting rights the proxy or attorney represents.

(f) An instrument appointing a proxy or attorney may direct the manner in which the proxy or attorney is to vote in respect of a particular resolution and, where an instrument so provides, the proxy or attorney is not entitled to vote on the proposed resolution except as directed in the instrument.

(g) Subject to rule 6.9(i), an instrument appointing a proxy or attorney need not be in any particular form provided it is in writing, legally valid and signed by the appointer or the appointer’s attorney.

(h) Subject to rule 6.9(i), a proxy or attorney may not vote at a general meeting or adjourned meeting or on a poll unless the instrument appointing the proxy or attorney, and the authority under which the instrument is signed or a certified copy of the authority, are:

(I) received at the registered office of the company, a fax number at the company’s registered office or at such other place, fax number or electronic address specified for that purpose in the notice calling the meeting before the time for holding the meeting or adjourned meeting or taking the poll (as the case may be);

(2) in the case of a meeting or an adjourned meeting, tabled at the meeting or adjourned meeting at which the person named in the instrument proposes to vote; or

(3) in the case of a poll, produced when the poll is taken.

(i) The directors may waive all or any of the requirements of rules 6.9(g) and 6.9(h) and in particular may, upon the production of such other evidence as the directors require to prove the validity of the appointment of a proxy or attorney, accept

(I) an oral appointment of a proxy or attorney;

(2) an appointment of a proxy or attorney which is not signed in the manner required by rule 6.9(g); and

(3) the deposit, tabling or production of a copy (including a copy sent by fax) of an instrument appointing a proxy or attorney or of the power of attorney or other authority under which the instrument is signed.

(j) A vote given in accordance with the terms of an instrument appointing a proxy or attorney is valid despite:

(I) a transmission event occurring in relation to the appointer; or

(2) the revocation of the instrument or of the authority under which the instrument was executed, if no notice in writing of the transmission event or revocation has been received by the company by the time and at 1 of the places at which the instrument appointing the proxy or attorney is required to be deposited, tabled or produced under rule 6.9(h).

(k) A vote given in accordance with the terms of an instrument appointing a proxy or attorney is valid despite the transfer of the share in respect of which the instrument was given if the transfer is not registered by the time at which the instrument appointing the proxy or attorney is required to be deposited, tabled or produced under rule 6.9(h).

(I) The appointment of a proxy or attorney is not revoked by the appointer attending and taking part in the general meeting but, if the appointer votes on any resolution, the proxy or attorney is not entitled to vote, and must not vote, as the appointer’s proxy or attorney on the resolution.

Directors

7.1 Appointment and removal of directors

(a) There must be:

(I) at least I director; and

(2) subject to rule 7. I (c), not more than 12 directors.

(b) The first directors are the persons who are specified with their consent as proposed directors in the application for registration of the company/directors in office on the date that this constitution was adopted by the company continue in office but on the terms and conditions set out in this constitution.

(c) The company may by resolution:

(I) increase or reduce the minimum or maximum number of directors; and

(2) appoint or remove a director.

(d) The directors may appoint any natural person to be a director, either to fill a casual vacancy or as an addition to the existing directors, but the total number of directors must not at any time exceed the maximum number allowed under this constitution.

(e) Subject to rule 7.2 and to the terms of any agreement entered into between the company and the relevant director, a director holds office until the director dies or is removed from office pursuant to rule 7. I (c)(2).

7.2 Vacation of office

The office of a director becomes vacant:

(a) in the circumstances prescribed by the Act;

(b) if the director becomes of unsound mind or a person who is, or whose estate is, liable to be dealt with in any way under the law relating to mental health; or

(c) if the director resigns by notice in writing to the company.

7.3 Remuneration of directors

(a) For the purposes of this constitution the amount fixed by the company as remuneration for a director, will not include any amount paid by the company or related body corporate:

(1) to a superannuation, retirement or pension fund for a director so that the company is not liable to pay the superannuation guarantee charge or similar statutory charge; or

(2) for any insurance premium paid or agreed to be paid for a director under rule 9.45.

(b) Each director is entitled to such remuneration out of the funds of the company as the directors determine, but if the company in general meeting has fixed a limit on the amount of remuneration payable to the directors, the aggregate remuneration of the directors under this rule 7.3(b) must not exceed that limit.

(c) The remuneration of a director:

(1) may be a stated salary or a fixed sum for attendance at each meeting of directors or both; or

(2) may be a share of a fixed sum determined by the company in general meeting to be the remuneration payable to all directors which is to be divided between the directors in the proportions agreed between them or, failing agreement, equally, and if it is a stated salary under rule 7.3(c)(I) or a share of a fixed sum under rule 7.3(c)(2), will be taken to accrue from day to day.

(d) In addition to his or her remuneration under rule 7.3(b), a director is entitled to be paid all travelling and other expenses properly incurred by that director in connection with the affairs of the company, including attending and returning from general meetings of the company or meetings of the directors or of committees of the directors.

(e) If a director renders or is called upon to perform extra services or to make any special exertions in connection with the affairs of the company, the directors may arrange for a special remuneration to be paid to that director, either in addition to or in substitution for that director’s remuneration under rule 7.3(b).

(f) Nothing in rule 7.3(b) restricts the remuneration to which a director may be entitled as an officer of the company or of a related body corporate in a capacity other than director, which may be either in addition to or in substitution for that director’s remuneration under rule 7.3(b).

7.4 Director need not be a member

(a) A director is not required to hold any shares in the company to qualify for appointment.

(b) A director is entitled to attend and speak at general meetings even though that director is not a member of the company.

7.5 Interested directors

(a) A director may hold any other office or place of profit (other than auditor) in the company or any related body corporate in conjunction with his or her directorship and may be appointed to that office or place upon such terms as to remuneration, tenure of office and otherwise as the directors think fit.

(b) A director of the company may be or become a director or other officer of, or otherwise interested in, any related body corporate or any other body corporate promoted by the company or in which the company may be interested as a shareholder or otherwise and is not accountable to the company for any remuneration or other benefits received by the director as a director or officer of, or from having an interest in, that body corporate.

(c) The directors may exercise the voting rights conferred by shares in any body corporate held or owned by the company in such manner in all respects as the directors think fit (including voting in favour of any resolution appointing a director as a director or other officer of that body corporate or voting for the payment of remuneration to the directors or other officers of that body corporate) and a director may, if permitted by law, vote in favour of the exercise of those voting rights notwithstanding that he or she is, or may be about to be appointed, a director or other officer of that other body corporate and, as such, interested in the exercise of those voting rights.

(d) A director is not disqualified merely because of being a director from contracting with the company in any respect including, without limitation:

(J) selling any property to, or purchasing any property from, the company;

(2) lending any money to, or borrowing any money from, the company with or without interest and with or without security;

(3) guaranteeing the repayment of any money borrowed by the company for a commission or profit;

(4) underwriting or guaranteeing the Subscription for securities in the company or in any related body corporate or any other body corporate promoted by the company or in which the company may be interested as a shareholder or otherwise, for a commission or profit; or

(5) being employed by the company or acting in any professional capacity (other than auditor) on behalf of the company.

(e) No contract made by a director with the company and no contract or arrangement entered into by or on behalf of the company in which any director may be in any way interested is avoided or rendered voidable merely because of the director holding office as a director or because of the fiduciary obligations arising out of that office.

(f) No director contracting with or being interested in any arrangement involving the company is liable to account to the company for any profit realised by or under any such contract or arrangement merely because of the director holding office as a director or because of the fiduciary obligations arising out of that office.

(g) A director who is in any way interested in any contract or arrangement or proposed contract or arrangement may, despite that interest:

(1) be counted in determining whether or not a quorum is present at any meeting of directors considering that contract or arrangement or proposed contract or arrangement;

(2) vote in respect of, or in respect of any matter arising out of, the contract or arrangement or proposed contract or arrangement; and

(3) sign any document relating to that contract or arrangement or proposed contract or arrangement the company may execute.

(h) While the company is a wholly owned subsidiary its directors may, subject to the Act, act in the best interests of the company or ultimate holding company.

7.6 Powers and duties of directors

(a) The directors are responsible for managing the business of the company and may exercise to the exclusion of the company in general meeting all the powers of the company which are not required, by the Act or by this constitution, to be exercised by the company in general meeting.

(b) Without limiting the generality of rule 7.6(a), the directors may exercise all the powers of the company to borrow or otherwise raise money, to charge any property or business of the company or all or any of its uncalled capital and to issue debentures or give any other security for a debt, liability or obligation of the company or of any other person.

(c) The directors may determine how cheques, promissory notes, bankers drafts, bills of exchange or other negotiable instruments must be signed, drawn, accepted, endorsed or otherwise executed, as the case may be, by or on behalf of the company.

(d) The directors may payout of the company’s funds all expenses of the promotion, formation and registration of the company and the vesting in it of the assets acquired by it.

(e) The directors may:

(1) appoint or employ any person to be an officer, agent or attorney of the company for such purposes with such powers, discretions and duties (including powers, discretions and duties vested in or exercisable by the directors), for such period and upon such conditions as they think fit;

(2) authorise an officer, agent or attorney to delegate all or any of the powers, discretions and duties vested in the officer, agent or attorney; and

(3) subject to any contract between the company and the relevant officer, agent or attorney, remove or dismiss any officer, agent or attorney of the company at any time, with or without cause.

(f) A power of attorney may contain such provisions for the protection and convenience of the attorney or persons dealing with the attorney as the directors think fit.

7.7 Proceedings of directors

(a) The directors may meet together for the despatch of business and adjourn and otherwise regulate their meetings as they think fit.

(b) The contemporaneous linking together by telephone or other electronic means of a number of the directors sufficient to constitute a quorum, constitutes a meeting of the directors and the rules relating to meetings of the directors apply, so far as they can and with such changes as are necessary, to meetings of the directors by telephone or other electronic means.

(c) A director participating in a meeting by telephone or other electronic means is to be taken to be present in person at the meeting.

(d) A meeting by telephone or other electronic means is to be taken to be held at the place determined by the chairperson of the meeting provided that at least I of the directors involved was at that place for the duration of the meeting.

7.8 Convening of meetings of directors

(a) A director may, whenever the director thinks fit, convene a meeting of the directors.

(b) A secretary must, on the requisition of a director, convene a meeting of the directors.

7.9 Notice of meetings of directors

(a) Subject to this constitution, notice of a meeting of directors must be given to each person who is at the time of giving the notice:

(1) a director, other than a director on leave of absence approved by the directors; or

(2) an alternate director appointed under rule 7.14 by a director on leave of absence approved by the directors.

(b) A notice of a meeting of directors:

(1) must specify the time and place of the meeting;

(2) need not state the nature of the business to be transacted at the meeting;

(3) may be given immediately before the meeting;

(4) may be given in person or by post or by telephone, fax or other electronic means; and

(5) will be taken to have been given to an alternate director if it is given to the director who appointed that alternate director.

(c) A director or alternate director may waive notice of any meeting of directors by notifying the company to that effect in person or by post or by telephone, fax or other electronic means.

(d) The non-receipt of notice of a meeting of directors by, or a failure to give notice of a meeting of directors to, a director does not invalidate any act, matter or thing done or resolution passed at the meeting if:

(1) the non-receipt or failure occurred by accident or error;

(2) before or after the meeting, the director or an alternate director appointed by the director:

(A) has waived or waives notice of that meeting under rule 7.9(c); or

(B) has notified or notifies the company of his or her agreement to that act, matter, thing or resolution personally or by post, or by telephone, fax or other electronic means; or

(3) the director or an alternate director appointed by the director attended the meeting.

(e) The non-receipt of notice of a meeting of directors by, or a failure to give notice of a meeting of directors to, an alternate director of a director on leave of absence approved by the directors does not invalidate any act, matter or thing done or resolution passed at the meeting if:

(I) the non-receipt or failure occurred by accident or error;

(2) before or after the meeting, the alternate director or the director who appointed the alternate director or another alternate director appointed by that director:

(A) has waived or waives notice of that meeting under rule 7.9(c); or

(B) has notified or notifies the company of his or her agreement to that act, matter, thing or resolution personally or by post, or by telephone, fax or other electronic means; or

(3) the alternate director or the director who appointed the alternate director or another alternate director appointed by that director attended the meeting.

(f) Attendance by a person at a meeting of directors waives any objection that person and:

(1) if the person is a director, any alternate director appointed by that person; or

(2) if the person is an alternate director, the director who appointed that person as alternate director and any other alternate director appointed by that director, may have to a failure to give notice of the meeting.

7.10 Quorum at meetings of directors

(a) No business may be transacted at a meeting of directors unless a quorum of directors is present at the time the business is dealt with.

(b) A quorum consists of:

(I) if the directors have fixed a number for the quorum, that number of directors; and

(2) in any other case 2 directors, present at the meeting of directors.

(c) If there is a vacancy in the office of a director then, subject to rule 7.IO(d), the remaining director or directors may act.

(d) If the number of directors in office at any time is not sufficient to constitute a quorum at a meeting of directors or is less than the minimum number of directors fixed under this constitution, the remaining director or directors must act as soon as possible:

(1) to increase the number of directors to a number sufficient to constitute a quorum and to satisfy the minimum number of directors required under this constitution; or

(2) to convene a general meeting of the company for that purpose, and, until that has happened, must only act if and to the extent that there is an emergency requiring them to act.

7.11 Chairperson of directors

(a) The directors may elect I of the directors to the office of chairperson of directors and may determine the period for which that director is to be chairperson of directors.

(b) The office of chairperson of directors may, if the directors so resolve, be treated as an extra service or special exertion performed by the director holding that office for the purposes of rule 7.3(e).

(c) The chairperson of directors must (if present within 10 minutes after the time appointed for the holding of the meeting and willing to act) preside as chairperson at each meeting of directors.

(d) If at a meeting of directors:

(1) there is no chairperson of directors;

(2) the chairperson of directors is not present within 10 minutes after the time appointed for the holding of the meeting; or

(3) the chairperson of directors is present within that time but is not willing to act as chairperson of the meeting, the directors present must elect 1 of themselves to be chairperson of the meeting.

7.12 Decisions of directors

(a) A meeting of directors at which a quorum is present is competent to exercise all or any of the authorities, powers and discretions vested in or exercisable by the directors under this constitution.

(b) Questions arising at a meeting of directors are to be decided by a majority of votes cast by the directors present and any such decision is for all purposes a determination of the directors.

(c) In the case of an equality of votes upon any proposed resolution:

(1) the chairperson of the meeting will not have a second or casting vote; and

(2) the proposed resolution is to be taken as having been lost.

7.13 Written resolutions

(a) If:

(1) all of the directors, other than:

(A) any director on leave of absence approved by the directors;

(B) any director who disqualifies himself or herself from considering the act, matter, thing or resolution in question on the grounds that he or she is not entitled at law to do so or has a conflict of interest; and

(C) any director who the directors reasonably believe is not entitled at law to do the act, matter or thing or to vote on the resolution in question, assent to a document containing a statement to the effect that an act, matter or thing has been done or resolution has been passed; and

(2) the directors who assent to the document would have constituted a quorum at a meeting of directors held to consider that act, matter, thing or resolution, then that act, matter, thing or resolution is to be taken as having been done at or passed by a meeting of the directors.

(b) For the purposes of rule 7.13(a):

(I) the meeting is to be taken as having been held:

(A) if the directors assented to the document on the same day, on the day on which the document was assented to and at the time at which the document was last assented to by a director; or

(B) if the directors assented to the document on different days, on the day on which, and at the time at which, the document was last assented to by a director;

(2) 2 or more separate documents in identical terms, each of which is assented to by 1 or more directors, are to be taken as constituting I document; and

(3) a director may signify assent to a document by signing the document or by notifying the company of the director’s assent in person or by post, telephone, fax or other electronic means.

(c) Where a director signifies assent to a document otherwise than by signing the document, the director must by way of confirmation sign the document at the next meeting of the directors attended by that director, but failure to do so does not invalidate the act, matter, thing or resolution to which the document relates.

7.14 Alternate directors

(a) A director may appoint, with approval of a majority of the other directors:

(I) a person to be the director’s alternate director for such period as the director thinks fit; and

(2) another person to be the director’s alternate director in the absence of any alternate director appointed under rule 7.14(a)(I).

(b) An alternate director may, but need not, be a member or a director of the company.

(c) One person may act as alternate director to more than 1 director.

(d) An alternate director is entitled, if the appointer does not attend a meeting of directors, to attend and vote in place of and on behalf of the appointer.

(e) An alternate director is entitled to a separate vote for each director the alternate director represents in addition to any vote the alternate director may have as a director in his or her own right.

(I) In the absence of the appointer, an alternate director may exercise any powers that the appointer may exercise and the exercise of any such power by the alternate director is to be taken to be the exercise of the power by the appointer.

(g) The office of an alternate director is vacated if and when the appointer vacates office as a director.

(h) The appointment of an alternate director may be terminated at any time by the appointer even though the period of the appointment of the alternate director has not expired.

(i) An appointment, or the termination of an appointment, of an alternate director must be in writing signed by the director who makes or made the appointment and does not take effect unless and until the company has received notice in writing of the appointment or termination.

(j) An alternate director is not to be taken into account in determining the minimum or maximum number of directors allowed under this constitution.

(k) In determining whether a quorum is present at a meeting of directors, an alternate director who attends the meeting is to be counted as a director for each director on whose behalf the alternate director is attending the meeting.

(I) An alternate director is entitled to be paid such remuneration as the directors think fit, either in addition to or in reduction of the remuneration payable to the director for whom the alternate director acts as alternate.

(m) An alternate director is not entitled to be remunerated by the company for his or her services as an alternate director except as provided in rule 7.14(1).

(n) An alternate director, while acting as a director, is responsible to the company for his or her own acts and defaults and is not to be taken to be the agent of the director by whom he or she was appointed.

7.15 Committees of directors

(a) The directors may delegate any of their powers to a committee or committees consisting of such number of directors as they think fit.

(b) A committee to which any powers have been so delegated must exercise the powers delegated in accordance with any directions of the directors.

(c) The rules applying to meetings and resolutions of directors apply, so far as they can and with such changes as are necessary, to meetings and resolutions of a committee of directors.

(d) Membership of a committee of directors may, if the directors so resolve, be treated as an extra service or special exertion performed by the members for the purposes of rule 7.3(e).

7.16 Delegation to individual directors

(a) The directors may delegate any of their powers to I director.

(b) A director to whom any powers have been so delegated must exercise the powers delegated in accordance with any directions of the directors.

(c) Acceptance of such a delegation may, if the directors so resolve, be treated as an extra service or special exertion performed by the delegate for the purposes of rule 7.3(e).

7.17 Validity of acts

An act done by a person acting as a director or by a meeting of directors or a committee of directors attended by a person acting as a director is not invalidated by reason only of:

(a) a defect in the appointment of the person as a director;

(b) the person being disqualified to be a director or having vacated office; or

(c) the person not being entitled to vote, if that circumstance was not known by the person or the directors or committee (as the case may be) when the act was done.

Executive officers

8.1 Managing directors

(a) The directors may appoint I or more of the directors to the office of managing director.

(b) A managing director’s appointment as managing director automatically terminates ifthe managing director ceases to be a director.

8.2 Secretaries

(a) The directors may appoint I or more secretaries.

(b) The directors may appoint I or more assistant secretaries.

8.3 Provisions applicable to all executive officers

(a) A reference in this rule 8.3 to an executive officer is a reference to a managing director, secretary or assistant secretary appointed under this rule 8.

(b) The appointment of an executive officer may be for such period, at such remuneration and upon such conditions as the directors think fit.

(c) SUbject to any contract between the company and the relevant executive officer, any executive officer of the company may be removed or dismissed by the directors at any time, with or without cause.

(d) The directors may:

(I) confer on an executive officer such powers, discretions and duties (including any powers, discretions and duties vested in or exercisable by the directors) as they think fit;

(2) withdraw, suspend or vary any of the powers, discretions and duties conferred on an executive officer; and

(3) authorise the executive officer to delegate all or any of the powers, discretions and duties conferred on the executive officer.

(e) An executive officer is not required to hold any shares to quality for appointment.

(I) An act done by a person acting as an executive officer is not invalidated by reason only of:

(I) a defect in the person’s appointment as an executive officer; or

(2) the person being disqualified to be an executive officer, if that circumstance was not known by the person when the act was done.

Indemnity and insurance

9.1 Persons to whom rules 9.2 and 9.5 apply

Rules 9.2 and 9.5 apply:

(a) to each person who is or has been a director, alternate director or executive officer (within the meaning of rule 8.3(a)) of the company; and

(b) to such other officers or former officers of the company or of its related bodies corporate as the directors in each case determine; and

(c) if the directors so determine, to any auditor or former auditor of the company or of its related bodies corporate, (each an Officer for the purposes of this rule).

9.2 Indemnity

Subject to rule 9.3, the company must indemnity each Officer on a full indemnity basis and to the full extent permitted by law against all losses, liabilities, costs, charges and expenses (Liabilities) incurred by the Officer as an officer of the company, including without limitation:

(a) a Liability for negligence; and

(b) a Liability for reasonable legal costs.

9.3 Limit on Indemnity

(a) The indemnity in rule 9.2 does not operate in relation to any Liability which:

(l) is a Liability to the company or any of its related bodies corporate;

(2) is a Liability for a pecuniary penalty order under section 1317G of the Act or a compensation order under section 13l7H of the Act; or

(3) arises out of conduct of the Officer which was not in good faith, or which involves wilful misconduct, gross negligence, reckless misbehaviour or fraud, provided that this rule 9.3(a) does not apply to a Liability for legal costs.

(b) The indemnity in rule 9.2 does not operate in relation to legal costs incurred by the Officer in defending an action for a Liability if the costs are incurred:

(I) in defending or resisting proceedings in which the Officer is found to have a Liability referred to in rule 9.3(a);

(2) in defending or resisting criminal proceedings in which the Officer is found guilty;

(3) in defending or resisting proceedings brought by ASIC or a liquidator for a court order if the grounds for making the order are found by the court to have been established. For the avoidance of doubt, this does not include costs incurred in responding to actions taken by ASIC or a liquidator as part of an investigation before commencing proceedings for the court order; or

(4) in connection with proceedings for relief to the Officer under the Act in which the court denies the relief.

(c) If there is any appeal in relation to any proceedings referred to in rule 9.3(b), it is the outcome of the final appeal that is relevant for the purposes of rule 9.3(b).

(d) The indemnity in rule 9.2:

(I) does not extend to and is not an indemnity against any amount in respect of which the indemnity would otherwise be illegal, void, unenforceable or not permitted by law; and

(2) does not operate in respect of any Liability of the Officer to the extent that Liability is covered by insurance.

9.4 Extent of Indemnity

The indemnity in rule 9.2:

(a) is enforceable without the Officer having to first incur any expense or make any payment;

(b) is a continuing obligation and is enforceable by the Officer even though the Officer may have ceased to be an officer of the company or any of its related bodies corporate; and

(c) applies to Liabilities incurred both before and after the date of this constitution.

9.5 Insurance

The company may, to the extent permitted by law:

(a) purchase and maintain insurance; or

(b) payor agree to pay a premium for insurance, for each Officer against any Liability incurred by the Officer as an officer or auditor of the company or of a related body corporate including, but not limited to, a Liability for negligence or for reasonable costs and expenses incurred in defending proceedings, whether civil or criminal and whatever their outcome.

9.6 Savings

Nothing in rule 9.2 or 9.5:

(a) affects any other right or remedy that a person to whom those rules apply may have in respect of any Liability referred to in those rules; or

(b) limits the capacity of the company to indemnify or provide or pay for insurance for any person to whom those rules do not apply.

10 Winding up

10.1 Distribution of surplus

Subject to this constitution and to the rights or restrictions attached to any shares or class of shares:

(a) if the company is wound up and the property of the company is more than sufficient:

(1) to pay all of the debts and liabilities of the company; and

(2) the costs, charges and expenses of the winding up, the excess must be divided among the members in proportion to the number of shares held by them, irrespective of the amounts paid or credited as paid on the shares;

(b) for the purpose of calculating the excess referred to in rule 10.I(a), any amount unpaid on a share is to be treated as property of the company;

(c) the amount of the excess that would otherwise be distributed to the holder of a partly paid share under rule 10.1 (a) must be reduced by the amount unpaid on that share at the date of the distribution; and

(d) if the effect of the reduction under rule 10.l(c) would be to reduce the distribution to the holder of a partly paid share to a negative amount, the holder must contribute that amount to the company.

10.2 Division of property

(a) If the company is wound up, the liquidator may, with the sanction of a special resolution:

(1) divide among the members the whole or any part of the property of the company; and

(2) determine how the division is to be carried out as between the members or different classes of members.

(b) Any division under rule 10.2(a) may be otherwise than in accordance with the legal rights of the members and, in particular, any class may be given preferential or special rights or may be excluded altogether or in part.

(c) Where a division under rule 10.2(a) is otherwise than in accordance with the legal rights of the members, a member is entitled to dissent and to exercise the same rights as if the special resolution sanctioning that division were a special resolution passed under section 507 of the Act.

(d) If any of the property to be divided under rule 10.2(a) includes securities with a liability to calls, any person entitled under the division to any of the securities may within 10 days after the passing of the special resolution referred to in that rule, by notice in writing direct the liquidator to sell the person’s proportion of the securities and to account for the net proceeds and the liquidator must, if practicable, act accordingly.

(e) Nothing in this rule 10.2 derogates from or affects any right to exercise any statutory or other power which would have existed if this rule were omitted.

(f) Rule 4.3 applies, so far as it can and with such changes as are necessary, to a division by a liquidator under rule 10.2(a) as if references in rule 4.3 to the directors and to a distribution or capitalisation were references to the liquidator and to the division under rule 10.2(a) respectively.

11 Minutes and records

11.1 Minutes of meetings

The directors must ensure minutes of proceedings and resolutions of general meetings, and of meetings of directors (including committees of directors) are recorded, in books kept for the purpose, within 1 month after the relevant meeting is held.

11.2 Minutes of resolutions passed without a meeting

The directors must ensure minutes of resolutions passed by members and resolutions passed and declarations made by directors (and committees of directors) without a meeting are recorded in books kept for the purpose within 1 month after the resolution is passed or the declaration is made.

11.3 Signing of minutes

The minutes of a meeting must be signed within a reasonable time by the chairperson of the meeting or the chairperson of the next meeting.

11.4 Minutes as evidence

A minute that is recorded and signed under rules 1.5(c), 1.6(c) or 11.1 and 11.2 is evidence of the proceeding, resolution or declaration to which it relates unless the contrary is proved.

11.5 Inspection of records

(a) The directors must ensure the minute books for general meetings are open for inspection by members free of charge.

(b) Subject to rule 11.5(a), the directors may determine whether and to what extent, and at what time and places and under what conditions, the minute books, accounting records and other documents of the company or any of them will be open to the inspection of members (other than directors).

(c) A member (other than a director) does not have the right to inspect any books, records or documents of the company except as provided by law or authorised by the directors.

12 Execution of documents

12.1 Manner of execution

The company may execute a document if the document is signed by:

(a) 2 directors;

(b) a director and a secretary; or

(c) a director who is the only director and that director states next to the signature that director signs in the capacity of sole director of the company.

12.2 Common seal

The company may have a common seal. If the company has a common seal, rules 12.3 to 12.8 will apply.

12.3 Safe custody of seal

The directors must provide for the safe custody of the seal.

12.4 Use of seal

(a) The seal must be used only by the authority of the directors or of a committee of the directors authorised by the directors to authorise the use of the seal.

(b) The authority to use the seal may be given before or after the seal is used.

(c) Subject to rule 12.8, until the directors otherwise determine, every document to which the seal is fixed must be signed by:

(I) 2 directors;

(2) a director and a secretary;

(3) a director and another person appointed by the directors to countersign that document or a class of documents in which that document is included; or

(4) a director who is the only director and that director states next to the signature that director witnesses the sealing in the capacity of sole director of the company.

12.5 Seal register

(a) The company may keep a seal register. If the company does keep a seal register the company must enter in the register particulars of any document on which the seal is fixed (other than a certificate for securities of the company), giving in each case:

(1) the date of the document;

(2) the names of the parties to the document;

(3) a short description of the document; and

(4) the names of the persons signing the document under rule 12.4(c).

(b) The register must be produced at meetings of directors for confirmation of the use of the seal since confirmation was last given under this rule 12.5.

(c) Failure to comply with rule l2.5(a) or l2.5(b) does not invalidate any document to which the seal is properly affixed.

12.6 Duplicate seal

(a) The company may have for use in place of its common seal outside the state or territory where its common seal is kept I or more duplicate seals, each of which must be a facsimile of the common seal of the company with the addition on its face of the words “duplicate seal” and the name of the place where it is to be used.

(b) A document sealed with a duplicate seal is to be taken as having been sealed with the common seal of the company.

12.7 Share seal or certificate seal

(a) The company may have for use on certificates for securities of the company in place of its common seal 1 or more share seals or certificate seals, each of which must be a facsimile of the common seal of the company with the addition on its face of the words “share seal” or “certificate seal”.

(b) A certificate for securities of the company sealed with a share seal or certificate seal is to be taken as having been sealed with the common seal of the company.

12.8 Sealing and signing of certificates

The directors may determine either generally or in a particular case that the seal and the signature of any director, secretary or other person is to be printed on or affixed to any certificates for securities in the company by some mechanical or other means.

13 Notices

13.1 Notices by the company to members

(a) A notice may be given by the company to a member by serving it personally at, or by sending it by post in a prepaid envelope to, the member’s address as shown in the register of members, or by sending it to the fax number or electronic address, or such other address the member has supplied to the company for the giving of notices.

(b) A notice to the joint holders of a share:

(I) which relates to a resolution under rule 6.7, must be given by the company to each joint holder;

(2) for all other purposes, may be given by the company to the joint holder first named in the register of members in respect of the share, in the manner authorised by rule 13.1 (a).

(c) A notice may be given by the company to a person entitled to a share as a result of a transmission event by serving it or sending it in the manner authorised by rule 13.I(a) addressed to the name or title of the person, at or to such address, fax number or electronic address supplied to the company for the giving of notices to that person, or if no address, fax number or electronic address has been supplied, at or to the address, fax number or electronic address to which the notice might have been sent if the relevant transmission event had not occurred.

(d) The fact that a person has supplied a fax number or an electronic address for the giving of notices does not require the company to give any notice to that person by fax or electronic means.

(e) A notice given to a member in accordance with rules 13.I(a) or 13. I (b) is, despite the occurrence of a transmission event and whether or not the company has notice of that occurrence:

(I) duly given in respect of any shares registered in that person’s name, whether solely or jointly with another person; and

(2) sufficient service on any person entitled to the shares as a result of the transmission event.

(f) A notice given to a person who is entitled to a share as a result of a transmission event is sufficient service on the member in whose name the share is registered.

(g) Any person who, because of a transfer of shares, becomes entitled to any shares registered in the name of a member is bound by every notice which, before that person’s name and address is entered in the register of members in respect of those shares, is given to the member in accordance with this rule 13.1.

(h) A signature to any notice given by the company to a member under this rule 13. I may be in writing or a facsimile printed or affixed by some mechanical or other means.

(i) A certificate signed by a director or secretary of the company to the effect that a notice has been given in accordance with this constitution is conclusive evidence of that fact.

13.2 Notices by the company to directors

Subject to this constitution, a notice may be given by the company to any director or alternate director either by serving it personally at, or by sending it by post in a prepaid envelope to, the director’s or alternate director’s usual residential or business address, or by sending it to the fax number or electronic address, or such other address as the director or alternate director has supplied to the company for the giving of notices.

13.3 Notices by members or directors to the company Subject to this constitution, a notice may be given by a member, director or alternate director to the company by serving it on the company at, or by sending it by post in a prepaid envelope to, the registered office of the company or by sending it to the principal fax number or principal electronic address of the company at its registered office.

13.4 Notices posted to addresses outside the Commonwealth A notice sent by post to an address outside the Commonwealth must be sent by airmail.

13.5 Time of service

(a) Where a notice is sent by post, service of the notice is to be taken to be effected if a prepaid envelope containing the notice is properly addressed and placed in the post and to have been effected:

(1) in the case of a notice of a general meeting, on the day after the date of its posting; or

(2) in any other case, at the time at which the letter would be delivered in the ordinary course of post.

(b) Where a notice is sent by fax or electronic means, service of the notice is to be taken to be effected on the day it is sent.

13.6 Other communications and documents

Rules 13.1 to 13.5 (inclusive) apply, so far as they can and with such changes as are necessary, to the service of any communication or document.

13.7 Notices in writing

A reference in this constitution to a notice in writing includes a notice given by fax or electronic means.